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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                         INVESTOR AND MEDIA
                                                           CONTACT: PAMELA MARSH
                                                                  (626) 535-8465


              INDYMAC BANCORP EXPECTS STRONG THIRD QUARTER AND YEAR



PASADENA, Calif. - October 17, 2003 - IndyMac Bancorp, Inc. (NYSE: NDE) ("IndyMac" or the "Company"), the holding company for IndyMac Bank(R) F.S.B., today announced that earnings per share for the third quarter 2003 will exceed the earnings per share of $0.73 reported for the second quarter 2003. While still in the final stages of review and certification, the third quarter results will reflect record mortgage production, up 7% over the second quarter of this year, effective pipeline hedging/risk management to protect IndyMac's margin on sale of loans, successful capital deployment to increase average earning assets and improvement in the net interest margin. In addition, given the strong quarter, the Company's previous guidance for the full year 2003 for earnings per share ranging from $2.70 to $2.80 per share is lower than is currently anticipated and should not be relied upon. The Company will issue more formal guidance on the full year when it releases its earnings and files its Form 10-Q on October 31st.

CONFERENCE CALL INFORMATION

On Friday, October 31, 2003, at 11:00 A.M. ET (8:00 A.M. PT), Michael W. Perry, Chairman and Chief Executive Officer, will host a live Webcast and conference call to discuss the results of the third quarter, followed by a question and answer session. A slide presentation will accompany the Webcast/conference call and can be accessed along with IndyMac's Form 10-Q via IndyMac Bank's home page at www.indymacbank.com.

If you would like to participate:

-     Internet Webcast Access: http://www.indymacbank.com

-     The telephone dial-in number is (888) 855-5428, access code # 571352

-     The replay number is (888) 203-1112, access code # 571352

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To participate on the call, please dial in 15 minutes prior to the scheduled start time. The conference call will be replayed continuously beginning two hours after the call on October 31st through November 7th and will be available on IndyMac's Web site at WWW.INDYMACBANK.COM.

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IndyMac Bancorp, Inc is the holding company for IndyMac Bank, the largest savings and loan in Los Angeles and the 19th largest nationwide (based on assets). IndyMac's management is committed to delivering superior returns and increasing shareholder value through its hybrid mortgage bank/thrift business model. IndyMac's total annualized return to shareholders for the period 1993 through September 30, 2003 of 22%, under its current management team, has exceeded the comparable returns of 12% and 10% for the Dow Jones Industrial Average and S&P 500, respectively, for the same period.

IndyMac is a leading technology-based mortgage lender with its award-winning e-MITS(R) platform to facilitate automated underwriting, risk-based pricing and rate lock of home loans on a nationwide basis via the Internet. IndyMac provides mortgage products and services through its business relationship division, IndyMac Mortgage Bank, and its consumer direct division, IndyMac Consumer Bank and invests in certain of its mortgage loan production and mortgage servicing for long-term returns through its Investment Portfolio Group. IndyMac's mortgage website is ranked the number one overall mortgage website by Gomez(R), an internet quality measurement firm, a position it has held for six of seven measurement periods since Fall 2000.

IndyMac Mortgage Bank offers multi-channel distribution of its mortgage products and services through a nationwide network of mortgage brokers, mortgage bankers, financial institutions, Realtors(R) and homebuilders. The Mortgage Bank also provides commercial loans to homebuilders for the purpose of constructing new single-family residences.

IndyMac Consumer Bank offers mortgage products and services directly to consumers through the Internet, a state-of-the-art call center and its Southern California branch structure. The Consumer Bank also offers a wide array of Web-enhanced banking services, including deposits, competitive CD and money market accounts, and online bill payment services. IndyMac Bank is FDIC insured.

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Through its Investment Portfolio Group, IndyMac services $33 billion of mortgage loans and invests in single-family residential mortgage loans, mortgage-backed securities and mortgage servicing rights to provide core, stable net interest and fee income.

For more information about IndyMac and its affiliates, or to subscribe to the Company's Email Alert feature for notification on Company news and events, please visit our Web site at www.indymacbank.com.



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FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "believe," "expect," "forecast," "anticipate," "estimate," "project," "plan," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.


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